UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 29, 2005

Xponential, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13919	75-2520896
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071

(Address of principal executive offices)

678-720-0660

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Definitive Material Agreement

On April 29, 2005 the Board of Directors of Xponential, Inc. (the “Registrant”) adopted the 2005 Stock Purchase Plan (the “Plan”), subject to stockholder approval.  The Plan will be administered by a committee as designated by the Registrant’s Board of Directors.

The Plan allows eligible employees and directors of the Registrant and its designated subsidiaries to purchase common stock, $0.01 par value, of the Registrant through payroll or other deductions from compensation of up to 100% of a participant’s compensation.  Shares of common stock are purchased under the Plan at a discount to the market price equal to eighty five percent (85%) of fair market value of the Registrant’s common stock.  Subject to anti-dilutive adjustments, a total of 250,000 shares of common stock are available for issuance under the Plan.

The above description of certain terms and conditions of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                            Exhibits.  The following exhibits are furnished as part of this Report:

10.1                           Xponential, Inc. 2005 Stock Purchase Plan *

*                                                   Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 5, 2005	XPONENTIAL, INC.

	By:	/s/ Dwayne A. Moyers
Dwayne A. Moyers,
Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	Xponential, Inc. 2005 Stock Purchase Plan